CERTIFICATE OF INCORPORATION

                                       OF
                            HARTLAND INVESTMENTS INC.

                         ------------------------------




          FIRST. The name of this corporation shall be:

                            HARTLAND INVESTMENTS INC.

          SECOND. Its registered office in the State of Delaware is to be located at 1013 Centre Road, in the City of Wilmington, County of New
     Castle, 19805, and its registered agent at such address is CORPORATE AGENTS, INC.

          THIRD. The purpose or purposes of the corporation shall be: To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.


          FOURTH. The total number of shares of stock which this corporation is authorized to issue is: EIGHTY MILLION (80,000,000) SHARES WITH A PAR VALUE OF ONE TENTH OF ONE MILLION (.0001) PER SHARE, AMOUNTING TO EIGHT THOUSAND DOLLARS ($8,000.00) ALL OF WHICH ARE COMMON STOCK. TWENTY MILLION (20,000,000) SHARES WITH A PAR VALUE OF ONE TENTH OF ONE MILLION (.0001) PER SHARE, AMOUNTING TO TWO THOUSAND DOLLARS ($2,000.00) ALL OF WHICH ARE PREFERRED STOCK.

          FIFTH, The name and mailing address of the incorporator is as follows:
     Kerry Spittel Corporate Agents, Inc. 1013 Centre Road Wilmington, DE 19805

          SIXTH. The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

                                 Kerry Spittel
                                 Corporate Agents, Inc.
                                1013 Centre Road
                                Wilmington, DE 19805

          IN  WITNESS   WHEREOF,   The   undersigned,   being  the  incorporator
     hereinbefore named, has executed, signed and acknowledged this certificate of incorporation this twenty-sixth day of May, A.D. 1998.



                                            /s/  Kerry Spittel
                                                 -------------------
                                                 Kerry Spittel
                                                 Incorporator

                                State of Delaware
                        Office of the Secretary of State


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "HARTLAND INVESTMENTS INC.", FILED IN THIS OFFICE ON THE TWENTY-SIXTH DAY OF MAY, A.D. 1998, AT 9 O'CLOCK A.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.















[GRAPHIC OMITTED]


                                           /s/  Edward J. Freel
                                           -----------------------------------
                                           Edward J. Freel, Secretary of State

                                            AUTHENTICATION:

                                                  DATE:
                                                            9104703

                                                            05-28-98

                           ACTION OF SOLE INCORPORATOR
                            HARTLAND INVESTMENTS INC


                        --------------------------------


             The undersigned, without a meeting, being the sole incorporator of the Corporation, does hereby elect the persons listed below to serve as directors of the corporation until the first annual meeting of shareholders and until their successors are elected and qualify:




                                  YAREK BARTOSZ









                                                    /s/ Kerry Spittel
                                                        ----------------
                                                        Kerry Spittel
                                                        Incorporator
  Dated: May 26, 1998